Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 22, 2010, among DynCorp International LLC (the “Company”), DIV Capital Corporation (the “Co-Issuer,” and collectively with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of February 11, 2005, providing for the issuance of the Issuers’ 9.50% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture with the written consents (the “Consents”) from Holders of a majority in principal amount of the Notes then outstanding, voting as a single class (including consents obtained in connection with a tender offer for the Notes) (the “Required Consents”);

WHEREAS, the Company has offered to purchase for cash (the “Offer”) any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated June 7, 2010 (as it may be amended or supplemented from time to time, the “Offer to Purchase”);

WHEREAS, in connection with the Offer, the Company has solicited consents from Holders to the amendments contained herein (collectively, the “Proposed Amendments”) and the execution of this Supplemental Indenture; and

WHEREAS, the Company has received Consents to the Proposed Amendments and the execution of this Supplemental Indenture from Holders of $374,112,000, or 99.44%, of the principal amount of the Notes (including, without limitation, Additional Notes) outstanding, voting as a single class and calculated in accordance with the Indenture, and accordingly the Company has received the Required Consents.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee, mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1)	Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective as of the date hereof; provided, that the amendments to the Indenture shall not become operative until immediately prior to the acceptance for purchase of the Notes pursuant to the Offer (the “Amendment Effective Time”).

2)	Amendments to Indenture. The Indenture is hereby amended by:

i)	deleting from Article I of the Indenture, in their entirety, those terms, and the respective meanings assigned thereto, that are referred to solely in the provisions of those Sections and subsections of the Indenture that will be amended by deleting the text of each such Section or subsection, as the case may be, in its entirety, as a result of the execution of this Supplemental Indenture.

ii)	deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety:

Section 4.03	(Reports)

Section 4.04	(Compliance Certificate)

Section 4.05	(Taxes)

Section 4.06	(Stay, Extension and Usury Laws)

Section 4.07	(Restricted Payments)

Section 4.08	(Dividend and Other Payment Restrictions Affecting Subsidiaries)

Section 4.09	(Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock)

Section 4.10	(Asset Sales)

Section 4.11	(Transaction with Affiliates)

Section 4.12	(Liens)

Section 4.13	(Business Activities)

Section 4.14	(Corporate Existence)

Section 4.15	(Offer to Repurchase Upon a Change of Control)

Section 4.16	(No Layering of Debt)

Section 4.17	(Payments for Consent)

Section 4.18	(Additional Subsidiary Guarantees)

Section 4.19	(Designation of Restricted and Unrestricted Subsidiaries)

Section 4.20	(Limitation on the Conduct of Business of DIV Capital)

Clause (a)(4) and the last sentence of clause (a) of Section 5.01 (Merger, Consolidation or Sale of Assets)

Clauses (3), (4), (5) and (6) of Sections 6.01 (Events of Default)

3)	Amendments to Notes. All Notes that have been or will be authenticated pursuant to the Indenture shall be affixed to, stamped, imprinted or otherwise legended by the Trustee with a notation as follows:

“Effective as of the Amendment Effective Time (as defined in Supplemental Indenture dated June 22, 2010 to this Indenture copies of which are on file with the Trustee), substantially all of the restrictive covenants and certain of the events of default and related provisions have been eliminated from the Indenture.”

4)	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5)	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6)	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7)	The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Issuers.

8)	Effect. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the effectiveness of this Supplemental Indenture, any reference to the Indenture shall mean the Indenture as so amended by this Supplemental Indenture.

9)	Successors. All agreements of the Issuers, the Guarantors and the Trustee in this Supplemental Indenture shall bind their respective successors and permitted assigns. This Supplemental Indenture shall be binding upon each Holder of Notes and their respective successors and assigns.

10)	Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11)	Reaffirmation of Section 7.07. The Company and the Guarantors hereby reaffirm their indemnification obligations to the Trustee pursuant to Section 7.07 of the Indenture in connection with the Trustee’s execution of this Supplemental Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

DYNCORP INTERNATIONAL LLC

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President and Chief Financial Officer

DIV CAPITAL CORPORATION

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President and Chief Financial Officer

WORLDWIDE RECRUITING AND STAFFING SERVICES LLC

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President and Chief Financial Officer

GLOBAL LINGUIST SOLUTIONS LLC

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Manager

DYN MARINE SERVICES OF VIRGINIA LLC

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President & Chief Financial Officer

DYNCORP AEROSPACE OPERATIONS

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President and Chief Financial Officer

DYNCORP INTERNATIONAL SERVICES LLC

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President and Chief Financial Officer

SERVICES INTERNATIONAL LLC

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President and Chief Financial Officer

WORLDWIDE HUMANITARIAN SERVICES LLC

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President and Chief Financial Officer

DTS AVIATION SERVICES LLC

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President and Chief Financial Officer

PHOENIX CONSULTING GROUP LLC

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Vice President, Chief Financial Officer & Treasurer

CASALS AND ASSOCIATES INC.

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Vice President, Chief Financial Officer & Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Beata Hryniewicka
Name:	Beata Hryniewicka
Title:	Assistant Vice President